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                                             EXHIBIT INDEX


            Exhibit No.              Exhibit

            (99.1)      Annual Report for the Raytheon Savings
                              and Investment Plan
            (99.1a)     Consent of Independent Public Accountants
            (99.1b)     Raytheon Savings and Investment Plan

            (99.2)      Annual Report for the Raytheon Savings
                               and Investment Plan for Specified Hourly
                               Payroll Employees
            (99.2a)     Consent of Independent Public Accountants
            (99.2b)     Raytheon Savings and Investment Plan for
                              Specified Hourly Payroll Employees

            (99.3)      Annual Report for the Raytheon Subsidiary Savings
                              and Investment Plan
            (99.3a)     Consent of Independent Public Accountants
            (99.3b)     Raytheon Subsidiary Savings and Investment Plan

            (99.4)      Annual Report for the Raytheon Employee Savings
                              and Investment Plan
            (99.4a)     Consent of Independent Public Accountants
            (99.4b)     The Raytheon Employee Savings and Investment Plan